Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining  to the Health Insurance Innovations, Inc. Long-Term Incentive Plan of our reports dated 1) February 7, 2013, with respect to the balance sheet of Health Insurance Innovations, Inc. as of December 31, 2012 and; 2) December 20, 2012 (except Note 16, as to which the date is January 24, 2013), with respect to the consolidated financial statements of Health Plan Intermediaries, LLC and Subsidiaries d/b/a Health Insurance Innovations  as of September 30, 2012 (Successor) and December 31, 2011 (Successor), and the periods from January 1, 2012 to September 30, 2012 (Successor), October 1, 2011 to December 31, 2011 (Successor) and January 1, 2011 to September 30, 2011 (Predecessor) and the year ended December 31, 2010 (Predecessor), included in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-185596) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Certified Public Accountants

Tampa, Florida
February 7, 2013